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                                                                  EXHIBIT 10.17

                     CONSOLIDATED AND AMENDED LOAN AGREEMENT

    THIS CONSOLIDATED AND AMENDED LOAN AGREEMENT ("Agreement") is made and entered into this 8th day of May, 1995, to be effective as of the 1st day of January 1995, by and between SIEMENS HEARING INSTRUMENTS, INC., a Delaware corporation, with its principal place of business at 10 Constitution Avenue, Piscataway, New Jersey 08855 ("Siemens"), REXTON, INC., an Illinois corporation and a wholly-owned subsidiary of Siemens, with it principal place of business at 2415 Xenium Lane, Plymouth, Minnesota 554541 ("Rexton") (Siemens and Rexton are hereinafter referred to collectively as "Lender"), and HEARX, LIMITED, a Delaware corporation, with its principal place of business at 471 Spencer Drive, West Palm Beach, Florida 33409 ("Borrower").


                              W I T N E S S E T H:

    WHEREAS, Borrower is currently indebted to Lender in the amount of $904,360.00 as follows (the "Loans").

         (i) Borrower is indebted to Rexton in the amount of $248,522.00, including $231,872.00 in principal and $16,650.00 in accrued interest under the terms of a Loan Agreement dated June 7, 1994 (the "Rexton Loan Agreement") and Promissory Note of even date therewith (the "Rexton Promissory Note"); and

         (ii) Borrower is indebted to Siemens in the amount of $407,888.00, including $384,538.00 in principal and $23,350.00 in accrued interest under the terms of a Loan Agreement, dated June 7, 1994 (the "Siemens Loan Agreement") and Promissory Note of even date therewith (the "Siemens Promissory Note"); and

         (iii) Borrower is indebted to Siemens in the amount of $247,950.00, including $247,500.00 in principal and $450.00 in accrued interest under the terms of a Loan Agreement dated May 1, 1993 (the "Equipment Loan Agreement") and Promissory Notes, dated May 6, 1993 and May 27, 1993 (collectively, the "Equipment Loan Promissory Notes") (The Rexton Loan Agreement, the Rexton Promissory Note, the Siemens Loan Agreement, the Siemens Promissory Note, the Equipment Loan Agreement and the Equipment Loan Agreement Promissory Notes are hereafter referred to collectively as the "Existing Loan Documents"); and

    WHEREAS, repayment of the Loans is secured by certain equipment and other personal property of Borrower as described in the Loan Documents and in Financing Statements filed with the Secretary of State of Florida on September 27, 1994; and

    WHEREAS, Borrower is also indebted to Lender for purchases from Lender in the amount of $399,379.00 as of February 28, 1995 (the "Receivables"); and

    WHEREAS, the parties hereto desire to reduce the amount of the Loans and to consolidate and amend the Existing Loan Documents as set forth below;






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    NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth below, the parties hereto covenant and agree as follows:

    1. Reduction in the Amount of the Loans; Consolidation of Existing Loan Documents. The amount of the Loans is hereby reduced to $846,360.00 (the "Indebtedness"), by crediting against the amount of the Loans accrued interest in the amount of $58,000.00 under the Rexton Promissory Note and the Siemens Promissory Note, including interest in the amount of approximately $18,000.00 for the period from January 1, 1995 through March 31, 1995. The Indebtedness shall be payable to Siemens, and the Existing Loan Documents are hereby consolidated, amended and replaced by this Consolidated and Amended Loan Agreement, a Consolidated and Amended Promissory Note in the form attached hereto as Exhibit "A" (the "Note"), and a Consolidated and Amended Security Agreement in the form attached hereto as Exhibit "B" (the "Security Agreement").

    2. Interest. Borrower shall not be required to pay any interest on the Indebtedness so long as it meets the minimum product purchase requirements set forth in Section 3(c) below. If Borrower fails to meet such product purchase requirements, the Indebtedness shall bear interest at a rate equal to 2% per annum plus the rate announced by Citibank, N.A., New York, New York, from time to time as its prime rate, in accordance with the terms of the Note.

    3.   Payment of Indebtedness; Additional Payments from Borrower to Siemens.

         a. Borrower shall be credited with a reduction in the principal amount of the Indebtedness for its purchases of hearing aids manufactured by Lender, excluding certain low priced Rexton BTE products and any returns ("Units"), during the period from May 1, 1994 through December 31, 1994, measured on the basis of its purchase of Units for the period from May 1, 1994 through April 30, 1995 as shown on Exhibit "C" hereto.

         b. In addition, for each calendar year during the term of this Agreement, Borrower shall make additional payments to Siemens and the principal amount of the Indebtedness shall be reduced based upon Borrower's purchase of Units from Lender in accordance with the schedule attached hereto as Exhibit "D".

         c. If Borrower fails to purchase 3,500 Units during each calendar year, it shall be required to pay interest on the Indebtedness as described in
Section 2 above and in the Note.

         d. The total outstanding Indebtedness, as adjusted in accordance with the terms of this Agreement, shall be due and payable to Siemens on December 31, 1996.

    4.   Other Required Principal Payments.

         a. No later than May 15, 1995, Borrower shall make a principal payment to Siemens in the amount of ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00) to be credited against the Indebtedness.

         b. Borrower shall make principal payments to Siemens in the amount of thirty percent (30%) of the equity raised by Borrower after March 31, 1995, as such funds are received by Borrower, but not to include the receipt of approximately $1,000,000.00 expected on or about April 3, 1995, up to a maximum

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total amount of thirty percent (30%) of the principal amount of the
Indebtedness as of the end of the day on April 14, 1995.

         c. Lender hereby waives any claim under the Rexton Loan Agreement and the Siemens Loan Agreement to require principal payments based upon funds raised by Borrower through either equity, debt or asset sale during the period from May 1, 1994 through March 31, 1995.

    5. Payment of Receivables. No later than May 31, 1995, Borrower shall pay to Siemens the amount of all Receivables which have been outstanding for more than thirty (30) days, and shall thereafter pay all invoices from Lender within thirty (30) days after payment is due. In the event Borrower fails to pay any Receivables within thirty (30) days after payment is due at any time after March 31, 1995, Siemens may accelerate the Indebtedness in accordance with the terms of the Note.

    6. Release of Security Interest. At such time that the total indebtedness from Borrower to Lender, whether or not secured, and exclusive of Borrower's current Receivables maintained in accordance with Section 5 of this Agreement, shall fall below $100,000.00, then Siemens shall release its security interest under the Security Agreement upon the written request by Borrower.

    7. Purchase of Batteries. Borrower agrees to purchase at least 7,000 cartons of batteries from Siemens prior to April 1, 1996. In such event, Borrower shall receive a rebate from Siemens in the amount of $10,000.00 to be credited against the Indebtedness.

    8. Insurance. The Borrower shall maintain insurance with responsible companies in such amounts and against such risks as is customarily carried by owners of similar businesses and property.

    9. Default. Upon the occurrence of any of the following events, the Indebtedness, together with the interest thereon, and all other indebtedness then owing by the Borrower to the Lender shall become forthwith due and payable on demand of Siemens without presentment, demand, notice of dishonor and protest, all of which are hereby expressly waived by the Borrower:

         a. The failure of Borrower to make any payment of principal or interest when due as required herein;

         b. Any breach or failure of the Borrower to make any other payment required under this Agreement or perform any other term or condition of this Agreement;

         c. Commencement by Borrower, in any court pursuant to any statute of the United States or of any State, territory or government, of an insolvency or bankruptcy proceeding, including, without limitation, a proceeding for liquidation, reorganization or for the adjustment of its indebtedness;

         d. Commencement of any insolvency or bankruptcy proceeding (including, without limitation, a proceeding for liquidation, reorganization or for adjustment of indebtedness) against Borrower, if an order for relief is entered against Borrower and the same is not stayed or vacated within thirty
(30) days after entry thereof, or if Borrower fails to secure a discharge of the proceedings within sixty (60) days after the filing thereof;

         e.  Insolvency of Borrower;
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         f.  The making by Borrower of an assignment for the benefit of its creditors or the filing of a petition for or the entering into of an arrangement with its creditors;

         g. The appointment or sufferance of a receiver, trustee or custodian to take possession of all or substantially all of the property of Borrower, whether or not judicial proceedings are instituted in connection with such appointment or sufferance;

         h. The placement of any lien against any property of Borrower which is not discharged of record within thirty (30) days, or any levy under any such lien; and

         i. Any change in ownership of or power to vote a majority of the outstanding voting stock of Borrower from the owners of such stock or those controlling the power to vote such stock on the date of this Agreement.

    10. Waiver. Neither the failure nor any delay on the part of the Lender to exercise any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof, or the exercise of any other right, power, or privilege.

    11. Benefit. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

    12. Attorneys' Fees. In the event that any proceeding at law or in equity arises hereunder or in connection herewith (including, without limitation, any appellate or bankruptcy proceedings), the prevailing party shall be awarded costs, reasonable expert witness fees and reasonable attorneys' fees incurred in connection with such proceeding.

    13. Taxes. Borrower agrees that it shall be responsible for all stamp, excise, intangibles and other taxes arising in connection with this transaction and all other loans previously or hereafter made by Lender to Borrower, and agrees to indemnify, defend and hold Lender harmless for any liability for any such taxes, including any penalties and interest.

    14. Time Is of the Essence. Time is of the essence of each of the provisions of this Agreement.

    15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and all prior agreements, representations and statements, whether written or oral, and all contemporaneous oral agreements, representations and statements are merged herein.

    16. Construction. This agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.








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    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      BORROWER:

ATTEST:                               HEARX, LIMITED,
                                      a Delaware corporation

                                      By: /s/ Paul A. Brown
- -----------------------------------       -------------------------------------
Secretary                                 Printed Name: Paul A. Brown, MD
                                          Title: Chairman of the Board, CEO

                                      Date: May 6, 1995


                                      LENDER:

ATTEST:                               SIEMENS HEARING INSTRUMENTS, INC.,
                                      a Delaware corporation

                                      By: /s/ John Krauter
- -----------------------------------       -------------------------------------
Secretary                                 Printed Name: John Krauter
                                          Title: Vice President Business
                                                 Administration and Finance,
                                                 Treasurer

                                      Date: May 8, 1995


ATTEST:                               REXTON, INC., a Illinois corporation

                                      By: /s/ DeLain Wright
- -----------------------------------       -------------------------------------
Secretary                                 Printed Name: DeLain Wright
                                          Title: President

                                      Date: 5-15-95



















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                                   EXHIBIT "A"

                    CONSOLIDATED AND AMENDED PROMISSORY NOTE


$846,360.00                                               As of January 1, 1995


    FOR VALUE RECEIVED, the undersigned ("Maker") hereby promises to pay to the order of SIEMENS HEARING INSTRUMENTS, INC. ("Payee"), at the principal office of Payee at 10 Constitution Avenue, Piscataway, New Jersey 08855, or such place as the holder may from time to time designate, the principal sum of EIGHT HUNDRED FORTY-SIX THOUSAND THREE HUNDRED SIXTY AND NO/100 DOLLARS ($846,360.00), subject to adjustment in accordance with the terms of the Consolidated and Amended Loan Agreement between Maker and Payee of even date herewith (the "Loan Agreement"), payable in full in a single balloon payment on December 31, 1996.

    The unpaid principal balance hereof shall bear no interest so long as the Maker complies with the requirements for the purchase of products from Payee set forth in Section 3(c) of the Loan Agreement. For any calendar year in which Maker has failed to comply with such product purchase requirements, interest shall be due on the outstanding principal balance as of the last day of such year (after making any adjustments to the principal balance for such year required under the provisions of the Loan Agreement). Interest shall be computed as if such balance was outstanding for the entire year, shall be payable in full within thirty (30) days after the end of such year, and shall be computed retroactively at a rate equal to two percent (2%) per annum plus the rate announced by Citibank, N.A., New York, New York from time to time as its prime rate, with the interest rate hereon changing as and when such prime rate changes. Interest shall be calculated for the actual number of days elapsed, using a daily rate determined by dividing the annual rate by 360. Interest not paid shall accrue until it is paid. Principal amounts unpaid at the maturity thereof (whether by fixed maturity or acceleration) shall bear interest from and after maturity until paid, payable on demand, computed at a rate equal to two percent (2%) per annum plus the rate otherwise payable hereunder. Principal of and interest on this note shall be payable in lawful money of the United States of America.

    This note may be prepaid in full or in part at any time without premium or penalty. All prepayments shall be applied against installments of principal due hereunder in the inverse order of their maturity.

    This note is subject to applicable provisions of the Loan Agreement, and is secured by a Consolidated and Amended Security Agreement between Maker and Payee of even date herewith (the "Security Agreement").

    Without affecting the liability of any maker, indorser, surety or guarantor, the holder may, from time to time and without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for payment of this note, or agree not to sue any party liable on it.

    If any payment is not made when due, or if there is any default under the Loan Agreement or the Security Agreement, the unpaid balance of this note shall, at the option of the holder and without notice or demand, mature and become immediately payable. The unpaid balance shall automatically mature and become immediately payable in the event the maker becomes the subject of bankruptcy or other insolvency proceedings. Payee's receipt of any payment after the occurrence of an event of default shall not constitute a waiver of such default or of any of Payee's rights and remedies.

    The Maker and any indorsers, sureties or guarantors waive presentment, protest, notice of protest and dishonor, and agree to pay all costs of collection, before and after judgment, including reasonable attorneys' fees and costs.

    This note is governed by the laws of the State of New Jersey, except to the extent superseded by federal law.


ATTEST:                               HEARX, LIMITED, a Delaware corporation

                                      By: /s/ Paul A. Brown
- -----------------------------------       -------------------------------------
Secretary                                 Printed Name: Paul A. Brown, MD
                                          Title: Chairman of the Board, CEO

                                      [CORPORATE SEAL]


STATE OF New York    )
                     )
COUNTY OF New York   )

    Executed before me this 6th day of May, 1995 in the State and County aforesaid.

                                      /s/ Meena M. Gulati
                                      -----------------------------------------
                                      Printed Name: Meena M. Gulati

[NOTARIAL SEAL]                       My Commission Expires: